UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	September 21, 2007
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: September 25, 2007	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer

Item 5.03    AMENDMENTS TO CORPORATION'S ARTICLES OF INCORPORATION AND  BYLAWS

On September 18, 2007, the Board of Directors of Commercial National Financial Corporation (the "Corporation") approved the following amendments to the Corporation’s Articles of Incorporation and Bylaws to expressly provide for the issuance of uncertified shares. The amendments became effective September 21, 2007, the date that the amendment to the Articles of Incorporation was filed with the Pennsylvania Corporation Bureau. As a result, the Corporation will be in compliance with a NASDAQ rule change requiring that all listed securities be eligible to participate in the Direct Registration System (“DRS”), which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. Corporations with securities initially listed before January 1, 2007 have until January 1, 2008 to comply with these requirements.

The amendment to the Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The amendments to the Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.